
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                      32,654,497
<SECURITIES>                                         0
<RECEIVABLES>                                1,861,903<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              35,989,821<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                35,989,821<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (1,427,834)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,291,902
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,719,736)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,719,736)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,719,736)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $1,753,233 and interest receivable of $108,670.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,373,916 and net option premiums of $99,505.
<F3>Liabilities include redemptions payable of $249,295, accrued brokerage commissions of $249,332 , and accrued management fees of $113,980.
<F4>Total revenues includes realized trading revenue of $(1,315,884), net change in unrealized of $(445,487) and interest income of $333,537.

